SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 20, 1999



                           FIRST SECURITY CORPORATION
--------------------------------------------------------------------------------
              Exact name of registrant as specified in its charter



          Delaware                       1-6906                  87-6118148
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 State or other jurisdiction       Commission File No.       IRS Employer ID #
      of incorporation


         79 South Main, P.O. Box 30006, Salt Lake City, Utah 84130-0006
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               Address and zip code of principal executive offices



                                  801-246-5976
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                          Registrant's telephone number

Item 5.  Other Events

         On July 18, 2000, First Security Corporation (FSCO) issued a press release (a copy of which is attached to this report as Exhibit A) announcing its earnings and results of operations for the second quarter of this year.

SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SECURITY CORPORATION
(Registrant)


/s/ Brad D. Hardy                                             July 20, 2000
---------------------------------                           -----------------
Brad D. Hardy                                                      Date
Executive Vice President Corporate
Services, General Counsel, Chief Financial
Officer and Secretary of First Security Corporation
(Principal Financial and Accounting Officer)

                                    EXHIBIT A

FOR IMMEDIATE RELEASE                                     Contact: Brad D. Hardy
July 18, 2000                                                     (801) 246-5976

FIRST SECURITY CORPORATION ANNOUNCES SECOND QUARTER RESULTS

Highlights:

o Excluding the major unusual charges discussed below, net income for the quarter was $56.5 million or $0.28 per share diluted, and year to date net income was $114.9 million or $0.57 per share diluted

o        Total assets of $22.5 billion

o        Total equity of $1.7 billion

o        Merger with Wells Fargo & Company expected to close by early October

         SALT LAKE CITY -- First Security Corporation (Nasdaq: FSCO) today reported that its second quarter 2000 earnings before certain unusual items were $56.5 million or $0.28 per share, compared with $68.8 million or $0.35 per share in the same quarter of 1999. For the year to date, net income before the unusual items was $114.9 million or $0.57 per share, compared with $133.7 million or $0.69 per share for the first half of 1999. Including the major unusual items discussed below, there was a net loss for the quarter of $1.6 million or $0.01 per share but net income of $33.4 million or $0.17 per share for the year to date.

Major Unusual Items

         In the second quarter, First Security took actions to position the Company and to address the remaining costs of the terminated merger with Zions Bancorporation.

         The following actions were taken as part of First Security's strategic positioning resulting in certain unusual charges:

         Asset Sales: First Security sold $2.0 billion of indirect auto loans through securitization. These loans were fixed rate auto loans accumulated over the last 12 to 18 months. First Security's historical practice has been to securitize these loans every 4 to 6 months, but due to its pending merger agreement with Zions, a securitization within the typical time frame did not occur. With rising interest rates over this time frame, it was appropriate to sell the loans to address interest rate risk, reduce short-term funding dependency, and free up capital. The sale of the $2.0 billion in automobile loans resulted in a pre-tax loss of $49.7 million, $30.3 million after tax (reported as a reduction of noninterest income).

         Servicing Asset Adjustment: Based on changing market conditions, First Security also charged off servicing assets associated with prior asset securitizations, resulting in a pre-tax charge of $20.0 million, $12.2 million after tax (also reflected in noninterest income).

         Goodwill Adjustment: First Security charged off $8.4 million of goodwill associated with its CrossLand Mortgage Corporation subsidiary.

         Employee Expenses: First Security accrued $3.0 million as part of the retention program to retain key personnel through the merger closing and $5.2 million to provide for other employee benefits.

         Merger Termination Costs: First Security also incurred $2.9 million pre-tax, $1.9 million after tax, as a result of the termination of its merger agreement with Zions Bancorporation on March 31, 2000. This is in addition to the $36.0 million pre-tax, $23.4 million after tax, reported in the first quarter. First Security does not anticipate any material additional expenses associated with the termination of the merger agreement with Zions.

Merger with Wells Fargo & Company

         On April 10, 2000, First Security and Wells Fargo & Company (NYSE:WFC) announced the signing of a definitive agreement to merge. Wells Fargo is a $222 billion diversified financial services company providing banking, insurance, investments, mortgage and consumer finance from about 5,300 financial services stores and the Internet (wellsfargo.com) across North America and elsewhere internationally. The combined company will be the largest banking franchise in deposits in Utah, Nevada, New Mexico, and Idaho, which comprise the nation's fastest growing regional economy.

         The proposed merger is expected to be completed by early October and is expected to be accounted for as a pooling of interests. It is expected to be a tax-free transaction for First Security stockholders and requires approval from banking regulators and First Security stockholders. A special meeting of First Security stockholders has been scheduled for July 31, 2000 to vote on the merger.

         "We are excited about the progress that has already been made toward our planned merger with Wells Fargo," said Spencer F. Eccles, First Security's chairman and CEO. "More than ever, I am confident that First Security has found the right partner in Wells Fargo, and I personally look forward to providing to our customers, through First Security's 110% commitment to service, the best financial products and services available in the marketplace now and well into the future. This combination will provide our customers with more convenience and products than ever before across the United States, including being part of the nation's best Internet banking company."

         Mr. Eccles continued, "Like First Security, Wells Fargo is committed to its employees, has a reputation for outstanding customer service and local decision-making, and is committed to being an outstanding corporate citizen. This merger will also provide our stockholders with an investment in a highly-regarded company with significant growth potential. I am positive that as our merger with Wells Fargo is completed and our two great companies come together, our stakeholders will agree that this is the best financial services company in the industry."

Net Income

         Excluding the effects of the major unusual items discussed above, First Security had net income of $56.5 million or $0.28 per share for the second quarter of 2000, compared with $68.8 million or $0.35 per share for the second quarter of 1999. For the year to date, First Security had net income excluding the unusual items of $114.9 million or $0.57 per share, compared with $133.7 million or $0.69 per share for the prior year period.

         Including the unusual items, First Security had a net loss of $1.6 million or $0.01 per share for the second quarter of 2000 and net income of $33.4 million or $0.17 per share for the first half of 2000.

         Earnings have shown an overall decline from prior periods due to the impacts of the uncertainty caused by pending mergers for the past year, pressure on net interest income due to rapidly increasing rates, a significant slowdown in mortgage originations by First Security's mortgage-producing affiliates, and lower second quarter earnings by First Security's securities subsidiary.

         The return on average assets (ROAA) excluding the unusual items was 0.96% for the quarter, compared with 1.26% for the second quarter of 1999, and was 0.99% for the year to date, compared with 1.24% for the first half of 1999. The return on average equity (ROAE) excluding the unusual items was 13.01% for the quarter, compared with 16.52% for the prior year quarter, and for the year to date, the ROAE was 13.19%, compared with 16.58% for the prior year period.

         Including the unusual items, the ROAA was a negative 0.03% and the ROAE was a negative 0.37% for the quarter, and for the year to date the ROAA was 0.29% and the ROAE was 3.85%.

         The Tangible EPS diluted (EPS excluding the effects of amortization of goodwill and deposit intangibles, net of tax) before the unusual items discussed above was $0.36 for the second quarter, compared with $0.37 for the second quarter of 1999 and $0.67 for the year to date, compared with $0.73 for the first half of the previous year. Tangible EPS diluted including the effects of the unusual items were $0.07 for the quarter and $0.27 for the first half of 2000.

         The Tangible ROAA excluding the unusual items was 1.22% for the second quarter and 1.18% for the year to date, compared with 1.36% and 1.34% for the prior year periods, respectively. Tangible ROAA including the unusual items was 0.21% and 0.46% for the quarter and year to date, respectively.

         Tangible ROAE excluding the unusual items was 23.66% for the quarter and 22.49% for the six months, compared with 24.94%, and 24.68%, respectively, for the prior year periods. Tangible ROAE including the unusual items was 4.06% for the three months and 8.78% for the year to date.

Net Interest Income

         First Security's net interest income on a fully taxable equivalent
(FTE) basis was $203.9 million for the second quarter of 2000, compared with $188.8 million for the 1999 second quarter. For the year to date, net interest income on a fully taxable equivalent (FTE) basis was

$404.4 million, compared with $373.2 million for the same six months in 1999. Continuing strong loan demand and the use of asset/liability management strategies has resulted in modest growth in net interest income despite the rising interest rate environment and the reduction of the investment portfolio over the past 10 months. First Security, like most financial institutions, is taking actions to address margin compression in this rising interest rate environment in which rates on deposits and short-term borrowings typically change more quickly than rates on loans and investments.

         First Security's net interest margin was 3.89% for the second quarter of 2000, essentially identical to 3.90% for the year-ago quarter. For the year to date, First Security's net interest margin was 3.92%, compared with 3.90% for the year-ago period. As noted above, First Security is experiencing pressure on its net interest margin, but is rigorously employing asset/liability management strategies to mitigate interest rate risk.

Noninterest Income

         For the second quarter of 2000, First Security's noninterest income excluding unusual items was $106.3 million, compared with $146.2 million for the 1999 quarter. For the year to date, First Security's noninterest income excluding unusual items was $231.7 million, compared with $270.4 million for the first half of 1999. First Security's noninterest income including the unusual items was $36.6 million, and for the year to date, $162.0 million. The decrease excluding unusual items is indicative of slower loan origination rates in the mortgage banking business, strategic decreases in trading account activities to reduce market risks (First Security ceased its trading activities for its own account), and decreased securities gains, offset by growth in commissions and fees from securities and insurance transactions; collections, commissions, and fees.

Noninterest Expenses

         Excluding the unusual expenses discussed above, First Security's noninterest expenses were $207.9 million, compared with $217.4 million for the 1999 second quarter. For the year to date, noninterest expenses were $422.1 million, compared with $409.8 million for the same 1999 period. Including $36.0 million in the first quarter and $19.5 million in the second quarter of 2000 of unusual expenses, noninterest expenses were $227.4 million for the second quarter of 2000 and $477.6 million for the year to date. The year-over-year changes incorporate reductions in salary and benefit expense due to lower staffing levels, decreased stationery and supplies, postage, professional services, and telephone costs, offset in part by higher marketing, occupancy and equipment, computer service, and fee expenses.

         First Security's operating expense ratio (the ratio of noninterest expenses to the sum of net interest income FTE and noninterest income) calculated excluding the unusual items was 67.00% for the second quarter of 2000, compared with 64.89% for the year-ago quarter. For the year to date, First Security's operating expense ratio calculated excluding the unusual items was 66.36%, compared with 63.67% for the year-ago period. Including the effect of the unusual items, First Security's operating expense ratio was 94.53% for the second quarter of 2000 and 84.32% for the year to date.

         CrossLand Mortgage Corp., First Security's mortgage banking subsidiary, and First Security Van Kasper, First Security's full-service investment banking and brokerage subsidiary, have higher inherent operating expense ratios than First Security's bank subsidiaries. Excluding CrossLand Mortgage, FS Van Kasper, and the unusual items, First Security's operating expense ratio was 55.87% for the second quarter of 2000, compared with 60.13% for the year-ago quarter. Year to date, this adjusted operating expense ratio was 56.31%, compared with 59.31% for 1999.

Assets, Interest-Earning Assets and Asset Quality

         First Security's total assets were $22.5 billion at June 30, 2000, compared with $23.0 billion at year-end 1999 and $22.1 billion one year ago. Loans, net of unearned income but before the reserve for loan losses, were $14.1 billion at quarter end, compared with $14.6 billion at year end 1999 and $13.3 billion one year ago, in spite of $2.0 billion in vehicle loan securitizations and sales during the second quarter of 2000 and ongoing mortgage loan sales during the year. Available for sale securities were $5.3 billion at quarter end, compared with $5.5 billion at year end and $5.9 billion one year ago, reflecting merger-related strategic decisions to reduce First Security's position in these assets.

         First Security's asset quality remained strong in 2000. The ratio of nonperforming assets to total loans and other real estate was 0.57% at June 30, 2000, compared with 0.46% at year-end 1999 and 0.42% one year ago. Nonperforming assets were $80.2 million at quarter end, compared with $67.3 million at year end and $55.7 million one year ago, with the changes due primarily to one large loan secured by timberland, increases in mortgage term loans, and several smaller secured loans.

         First Security's reserve for loan losses was $174.4 million at June 30, 2000, unchanged from year-end 1999 and one year ago. Based on its analysis of reserve adequacy, First Security considered its reserve for loan losses at quarter end to be adequate to absorb estimated loan losses in the current loan portfolio. The ratio of the reserve to total loans was 1.23% at quarter end, compared with 1.20% at year end and 1.31% one year ago. First Security's coverage ratio of the reserve to nonaccruing loans was 248.31% at quarter end, compared with 294.57% at year end and 346.10% one year ago.

         Net loans charged off against the reserve and provision for loan losses were $15.8 million for the second quarter of 2000, compared with $10.6 million for the year-ago quarter. On a year-to-date basis, net loans charged off against the reserve and provision for loan losses were $36.3 million, compared with $27.5 million for the year-ago period. The annualized ratio of net loans charged off to average loans was 0.20% and 0.48% for the second quarter and first half of 2000, respectively, compared with 0.54% for the year-ago quarter and 0.49% for all of 1999. First Security believes that it has properly addressed the previously announced moderate increase in consumer loan losses.

Stockholders' Equity and Common Stock

         First Security's total stockholders' equity was $1.7 billion at June 30, 2000, essentially unchanged from year-end 1999 and one year ago. Despite the unusual items incurred in the first and second quarters of 2000 and a decrease in accumulated other comprehensive income, which consists of unrealized net gains and losses in the fair value of Available for sale securities, First Security's earnings and new First Security common stock shares issued for acquisitions resulted in flat capital levels. First Security's ratio of stockholders' equity to total assets was 7.74% at quarter end, compared with 7.70% at year end and 7.84% one year ago. The ratio of tangible common equity to tangible assets, which excludes goodwill and deposit intangibles from the ratio calculations, was 6.28% at quarter end, compared with 6.21% at year end and 6.23% one year ago, reflecting balance sheet growth and various mergers.

National and Regional Economy

         The second-quarter economic landscape and financial markets' activity were significantly influenced by a tighter Federal Reserve monetary policy. Short-term interest rates, which affect funding costs, were pushed higher with the intent of moderating consumer and business demand, thereby avoiding renewed inflationary forces throughout the economy. Long-term interest rates, which affect our lending rates, did not move up consistently like short-term rates. The jump in gasoline prices--primarily reflecting supply constraints by energy producers--hopefully will not spread into other sectors of the economy.

         By midyear, it was clear that the national pace of economic growth had slowed. Reduced gains in consumer spending and new job creation suggested that perhaps central bank monetary policy could remain on hold in the third quarter. Curbing economic growth to avoid inflation without generating pockets of noticeable economic weakness is not simple. Hopefully, the central bank will be successful in this endeavor.

Business

         First Security Corporation is the West's second largest independent bank holding company, and is the nation's oldest multistate bank holding company, having been incorporated on June 15, 1928. During the second quarter of 2000, First Security became a Financial Holding Company under the Gramm-Leach-Bliley Act of 1999. This change enables First Security greater opportunities to affiliate with companies that are "financial" in nature rather than just those "related to banking" as required under the previous regulations.

         At June 30, 2000, First Security's banks operated 336 full service domestic bank offices in Utah, Idaho, Oregon, Wyoming, New Mexico, Nevada, and California. Nonbank subsidiaries include a residential mortgage loan company, a leasing company, an insurance subsidiary, an investment management company, a full-service retail securities broker/dealer/investment banking company, a bankcard transaction processing company, an information technology subsidiary, and a small business investment corporation.

         Internet Address: news, financial updates and information about products and services can be found on First Security's web site at www.firstsecuritybank.com.

Forward-Looking Statements

         Except for the historical information in this document, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. First Security cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

         First Security advises readers that various risks and uncertainties could affect First Security's financial performance and could cause First Security's actual results for future periods to differ materially from those anticipated or projected. These risks and uncertainties include, but are not limited to, those related to: the economic environment, particularly in the regions where First Security operates; competitive products and pricing; changes in prevailing interest rates; credit and other risks of lending and investment activities; fiscal and monetary policies of the U.S. and other governments; regulations affecting financial institutions; acquisitions and the integration of acquired businesses; technology and associated risks; and other risks and uncertainties affecting First Security's operations and personnel.

         With respect to the announced merger with Wells Fargo, risks and uncertainties in connection with First Security's merger into Wells Fargo include, but are not limited to:

* conditions precedent to the close of the merger agreement may not be satisfied;

* combining the business of First Security and Wells Fargo may cost more than expected;

* the timing of the completion of the merger and new operations may be delayed or prohibited;

* there may be increases in competitive pressures among financial institutions;

* general economic conditions, either nationally or locally in areas in which First Security conducts its operations, or conditions in securities markets may be less favorable than currently anticipated;

* combining the businesses of First Security and Wells Fargo may require divestiture of branches, deposits or loans as a result of the merger in an amount greater than expected;

* legislation or regulatory changes may adversely affect the ability of the combined company to conduct, or the accounting for, business combinations and new operations;

* integrating the business of First Security and Wells Fargo and retaining key personnel may be more difficult than expected;

* the combined company may lose more business or customers after the merger than expected.

         First Security specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

                                      # # #

FIRST SECURITY CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
($ in thousands, except per share data and ratios; unaudited) (A)
                                                2nd Qtr     2nd Qtr
                                                   2000        1999    %Chg
SELECTED DATA EXCLUDING MAJOR UNUSUAL ITEMS (B):
Earnings per common share diluted                  0.28        0.35    (19.1)
Tangible EPS diluted (C)                           0.35        0.37     (5.0)
Noninterest income                              106,315     146,235    (27.3)
Noninterest expenses                            207,858     217,363     (4.4)
Net income                                       56,489      68,843    (17.9)
Return on average assets (ROAA)                    0.96        1.26
Tangible ROAA (C)                                  1.22        1.36
Return on average stockholders' equity (ROAE)     13.01       16.52
Tangible ROAE (C)                                 23.66       24.94
Operating expense ratio                           67.00       64.89

COMMON & PREFERRED STOCK DATA:
Earnings per common share diluted                 (0.01)       0.35   (102.9)
Tangible EPS diluted (C)                           0.06        0.37    (83.7)
Dividends paid per common share                    0.14        0.14      0.0
Book value per common share [EOP]                  8.84        8.90     (0.7)
Market price (bid) [EOP]                          13.563      27.188   (50.1)
Market price: high bid for the period             16.250      27.188   (40.2)
Market price: low bid for the period              11.938      17.875   (33.2)
Market capitalization (mktprice x #shrs) [EOP] 2,673,566   5,303,971   (49.6)
Market price / book value per com share [EOP] %   153.43      305.48
Dividend payout ratio (DPS / EPS basic) %            NM        38.89
Dividend yield (DPS / mktprice) [EOP] %             4.13        2.06
Price / earnings ratio(mktprice/4qtrsEPSbasic)      15.2x       19.4x
Common shares basic [EOP]                        197,122     195,085     1.0
Common shares diluted [Avg]                      199,558     196,402     1.6

INCOME STATEMENT:
Net interest income                              201,735     186,142     8.4
Net interest income, FTE                         203,901     188,753     8.0
Provision for loan losses                         15,804      10,596    49.2
Noninterest income                                36,621     146,235   (75.0)
Noninterest expenses                             227,358     217,363     4.6
Net income                                        (1,599)     68,843  (102.3)

BALANCE SHEET - END OF PERIOD:
Available for sale (AFS) securities            5,308,882   5,923,169   (10.4)
Loans, net of unearned income                 14,147,717  13,309,843     6.3
Reserve for loan losses                         (174,443)   (174,443)    0.0
Loan servicing rights                            181,994     197,476    (7.8)
Goodwill and other intangible assets             349,328     380,557    (8.2)
Total assets                                  22,509,064  22,134,994     1.7
Total deposits                                13,236,091  12,982,950     1.9
Total stockholders' equity                     1,742,421   1,736,062     0.4

PROBLEM ASSETS & POTENTIAL PROBLEM ASSETS - END OF PERIOD:
Total nonaccruing loans                           70,251      50,402    39.4

Other real estate                                  9,955       5,301    87.8
Total nonperforming assets                        80,206      55,703    44.0
Accruing loans past due 90 days or more           27,080      23,567    14.9
Total problem assets                             107,286      79,270    35.3

RECONCILIATION OF THE RESERVE FOR LOAN LOSSES:
Reserve for loan losses, beginning               174,443     173,350     0.6
Total loans charged off                          (23,276)    (27,556)  (15.5)
Total recoveries of loans charged off              7,472       9,630   (22.4)
Net loans (charged off) recovered                (15,804)    (17,926)  (11.8)
Provision for loan losses                         15,804      10,596    49.2
Acquisitions                                           0       8,423  (100.0)
Reserve for loan losses, ending                  174,443     174,443     0.0

BALANCE SHEET - AVERAGE:
Available for sale (AFS) securities            5,235,878   5,862,259   (10.7)
Loans, net of unearned income                 15,561,687  13,307,887    16.9
Reserve for loan losses                         (174,443)   (174,686)   (0.1)
Loan servicing rights                            196,241     178,010    10.2
Goodwill and other intangible assets             357,310     319,904    11.7
Total assets                                  23,634,093  21,972,307     7.6
Total deposits                                13,467,539  12,595,806     6.9
Total stockholders' equity                     1,745,717   1,671,531     4.4

SELECTED RATIOS (%):
Return on average assets (ROAA)                    (0.01)       1.26
Tangible ROAA (C)                                   0.21        1.36
Return on average stockholders' equity (ROAE)      (0.18)      16.52
Tangible ROAE (C)                                   4.06       24.94
Net interest margin, FTE                            3.89        3.90
Net interest spread, FTE                            3.44        3.39
Noninterest income/total revenue                   15.36       44.00
Net interest margin, FTE                            3.89        3.90
Noninterest income/total revenue                   15.36       44.00
Operating expense ratio                            94.53       64.89
Stockholders' equity/assets [EOP]                   7.74        7.84
Stockholders' equity/assets [Avg]                   7.39        7.61
Tangible common equity/tangible assets [EOP](C)     6.28        6.23
Loans/deposits [EOP]                              106.89      102.52
Loans/assets [EOP]                                 62.85       60.13
Reserve for loan losses [EOP]/:
  Total loans                                       1.23        1.31
  Nonaccruing loans                               248.31      346.10
Nonperforming assets/total loans+other real estate  0.57        0.42
Net loans charged off/average loans                 0.20        0.54

NOTES:

EOP: End Of Period. Avg: Average. EPS: Earnings Per Common Share.
DPS: Dividends Per Common Share.
(A) Certain reclassifications of 1999 amounts have been made to conform to 2000 classifications.
(B) Major unusual items totaling $89.2 million before tax, $58.1 million after tax for the quarter

    Major unusual items totaling $125.2 million before tax, $81.5 million after tax for the year to date
(C) Tangible ratios are calculated excluding the effect of goodwill and deposit intangibles, net of taxes

FIRST SECURITY CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
($ in thousands, except per share data and ratios; unaudited) (A)
                                                     Year-To-Date Six Months
                                                    2000        1999    %Chg
SELECTED DATA EXCLUDING MAJOR UNUSUAL ITEMS (B):
Earnings per common share diluted                   0.57        0.69   (16.7)
Tangible EPS diluted (C)                            0.67        0.73    (7.8)
Noninterest income                               231,733     270,401   (14.3)
Noninterest expenses                             422,108     409,778     3.0
Net income                                       114,903     133,721   (14.1)
Return on average assets (ROAA)                     0.99        1.24
Tangible ROAA (C)                                   1.18        1.34
Return on average stockholders' equity (ROAE)      13.19       16.49
Tangible ROAE (C)                                  22.49       24.68
Operating expense ratio                            66.36       63.67

COMMON & PREFERRED STOCK DATA:
Earnings per common share diluted                   0.17        0.69   (75.4)
Tangible EPS diluted (C)                            0.26        0.73   (64.0)
Dividends paid per common share                     0.28        0.28     0.0
Book value per common share [EOP]                   8.84        8.90    (0.7)
Market price (bid) [EOP]                          13.563      27.188   (50.1)
Market price: high bid for the period             26.063      27.188    (4.1)
Market price: low bid for the period              11.063      17.563   (37.0)
Market capitalization (mktprice x #shrs)[EOP]  2,673,566   5,303,971   (49.6)
Market price / book value per com share [EOP] %   153.43      305.48
Dividend payout ratio (DPS / EPS basic) %         164.71       40.00
Dividend yield (DPS / mktprice) [EOP] %             4.13        2.06
Price / earnings ratio(mktprice/4qtrsEPSbasic)      15.2x       19.4x
Common shares basic [EOP]                        197,122     195,085     1.0
Common shares diluted [Avg]                      199,875     194,911     2.5

INCOME STATEMENT:
Net interest income                              399,921     367,917     8.7
Net interest income, FTE                         404,399     373,188     8.4
Provision for loan losses                         36,349      27,473    32.3
Noninterest income                               162,039     270,401   (40.1)
Noninterest expenses                             477,643     409,778    16.6
Net income                                        33,392     133,721   (75.0)

BALANCE SHEET - END OF PERIOD:
Available for sale (AFS) securities            5,308,882   5,923,169   (10.4)
Loans, net of unearned income                 14,147,717  13,309,843     6.3
Reserve for loan losses                         (174,443)   (174,443)    0.0
Loan servicing rights                            181,994     197,476    (7.8)
Goodwill and other intangible assets             349,328     380,557    (8.2)
Total assets                                  22,509,064  22,134,994     1.7
Total deposits                                13,236,091  12,982,950     1.9
Total stockholders' equity                     1,742,421   1,736,062     0.4

PROBLEM ASSETS & POTENTIAL PROBLEM ASSETS - END OF PERIOD:
Total nonaccruing loans                           70,251      50,402    39.4

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Other real estate                                  9,955       5,301    87.8
Total nonperforming assets                        80,206      55,703    44.0
Accruing loans past due 90 days or more           27,080      23,567    14.9
Total problem assets                             107,286      79,270    35.3

RECONCILIATION OF THE RESERVE FOR LOAN LOSSES:
Reserve for loan losses, beginning               174,443     173,350     0.6
Total loans charged off                          (53,678)    (55,929)   (4.0)
Total recoveries of loans charged off             17,329      21,126   (18.0)
Net loans (charged off) recovered                (36,349)    (34,803)    4.4
Provision for loan losses                         36,349      27,473    32.3
Acquisitions                                           0       8,423  (100.0)
Reserve for loan losses, ending                  174,443     174,443     0.0

BALANCE SHEET - AVERAGE:
Available for sale (AFS) securities            5,309,601   5,455,351    (2.7)
Loans, net of unearned income                 15,114,705  13,490,766    12.0
Reserve for loan losses                         (174,443)   (174,621)   (0.1)
Loan servicing rights                            196,254     178,470    10.0
Goodwill and other intangible assets             359,817     291,767    23.3
Total assets                                  23,356,747  21,705,403     7.6
Total deposits                                13,356,127  12,484,123     7.0
Total stockholders' equity                     1,751,707   1,626,079     7.7

SELECTED RATIOS (%):
Return on average assets (ROAA)                     0.29        1.24
Tangible ROAA (C)                                   0.46        1.34
Return on average stockholders' equity (ROAE)       3.83       16.49
Tangible ROAE (C)                                   8.78       24.68
Net interest margin, FTE                            3.92        3.90
Net interest spread, FTE                            3.48        3.38
Noninterest income/total revenue                   28.83       42.36
Net interest margin, FTE                            3.92        3.90
Noninterest income/total revenue                   28.83       42.36
Operating expense ratio                            84.32       63.67
Stockholders' equity/assets [EOP]                   7.74        7.84
Stockholders' equity/assets [Avg]                   7.50        7.49
Tangible common equity/tangible assets [EOP] (C)    6.28        6.23
Loans/deposits [EOP]                              106.89      102.52
Loans/assets [EOP]                                 62.85       60.13
Reserve for loan losses [EOP]/:
  Total loans                                       1.23        1.31
  Nonaccruing loans                               248.31      346.10
Nonperforming assets/total loans+other real estate  0.57        0.42
Net loans charged off/average loans                 0.48        0.52

NOTES:

EOP: End Of Period. Avg: Average. EPS: Earnings Per Common Share.
DPS: Dividends Per Common Share.
(A) Certain reclassifications of 1999 amounts have been made to conform to 2000 classifications.
(B) Major unusual items totaling $89.2 million before tax, $58.1 million after tax for the quarter

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    Major unusual items totaling  $125.2 million before tax, $81.5 million after tax for the year to date
(C) Tangible ratios are calculated excluding the effect of goodwill and deposit intangibles, net of taxes